FORM OF SERVICE AGREEMENT

APPLICABLE TO FIRM TRANSPORTATION SERVICE
UNDER RATE SCHEDULE FTS-l

THIS AGREEMENT is made and entered into this 16th day of February, 2011, by and between

Gas Transmission Northwest Corporation, a California corporation (hereinafter referred to as "GTN"),

and

Northwest  Natural Gas Company, a corporation existing under the laws of the State of Oregon, (hereinafter referred to as "Shipper"), on behalf of N/A (hereinafter referred to as N/A).

WHEREAS, GTN owns and operates a natural gas pipeline transmission system which extends from a point of interconnection with the pipeline facilities of TransCanada PipeLines Limited B.C. System at the International Boundary near Kingsgate, British Columbia, through the states of Idaho, Washington and Oregon to a point of interconnection with Pacific Gas and Electric Company at the Oregon-California border near Malin, Oregon; and

WHEREAS, Shipper desires GTN, on a firm basis, to transport certain quantities of natural gas from Kingsgate to Stanfield for ultimate delivery to N/A (specify end-user, local distribution company, intrastate or interstate pipeline) on behalf of N/A (specify local distribution company or intrastate pipeline); and

WHEREAS, GTN is willing to transport certain quantities of natural gas for Shipper, on a firm basis,

NOW, THEREFORE, the parties agree as follows:

I
Governmental Authority

1.1	This Firm Transportation Agreement ("Agreement") is made pursuant to the regulations of the Federal Energy Regulatory Commission (FERC) contained in 18 CFR Part 284, as amended from time to time.

1.2
This Agreement is subject to all valid legislation with respect to the subject matters hereof, either state or federal, and to all valid present and future decisions, orders, rules, regulations and ordinances of all duly constituted governmental authorities having jurisdiction.

1.3
Shipper shall reimburse GTN for any and all filing fees incurred by GTN in seeking governmental authorization for the initiation, extension, or termination of service under this Agreement and Rate Schedule FTS-l. Shipper shall reimburse GTN for such fees at

Portlnd2-4642870.3 0055570-00326

GTN's designated office within ten (10) days of receipt of notice from GTN that such fees are due and payable. Additionally, Shipper shall reimburse GTN for any and all penalty fees or fines assessed GTN caused by the negligence of Shipper in not obtaining all proper Canadian and domestic import/export licenses, surety bonds or any other documents and approvals related to the Canadian exportation and subsequent domestic importation of natural gas transported by GTN hereunder.

II
Quantity of Gas and Priority of Service

2.1
Subject to the terms and provisions of this Agreement and GTN's Transportation General Terms and Conditions applicable to Rate Schedule FTS-1, daily receipts of gas by GTN from Shipper at the point(s) of receipt shall be equal to daily deliveries of gas by GTN to Shipper at the point(s) of delivery; provided, however, Shipper shall deliver to GTN an additional quantity of natural gas at the point(s) of receipt as compressor station fuel, line loss and unaccounted for gas as specified in the Statement of Effective Rates and Charges applicable to Rate Schedule FTS-l. Any limitations of the quantities to be received from each point of receipt and/or delivered to each point of delivery shall be as specified on the Exhibit A attached hereto.

2.2	The maximum quantities of gas to be delivered by GTN for Shipper's account at the point(s) of delivery are set forth in Exhibit A.

2.3	In providing service to its existing or new customers, GTN will use the priorities of service specified in Section 6.19 of GTN's Transportation General Terms and Conditions on file with the FERC.

2.4
Prior to initiation of service, Shipper shall provide GTN with any information required by the FERC, as well as all information identified in GTN's Transportation General Terms and Conditions applicable to Rate Schedule FTS-1.

III
Term of Agreement

3.1	This Agreement shall become effective 11/1/11, and shall continue in full force and effect until 10/31/12.

Thereafter, this Agreement shall continue in full force and effect for an additional term of N/A unless N/A gives at least N/A prior written notice of its desire to terminate this agreement. Under this evergreen provision, parties capable of giving notice of termination may include only Shipper (unilateral evergreen) or may include both Shipper and GTN (bilateral evergreen).

IV
Points of Receipt and Delivery

4.1	The point(s) of receipt of gas deliveries to GTN is as designated in Exhibit A, attached hereto.

4.2	The point(s) of delivery of gas to Shipper is as designated in Exhibit A, attached hereto.

4.3
Shipper shall deliver or cause to be delivered to GTN the gas to be transported hereunder at pressures sufficient to deliver such gas into GTN's system at the point(s) of receipt. GTN shall deliver the gas to be transported hereunder to or for the account of Shipper at the pressures existing in GTN's system at the point(s) of delivery.

V
Operating Procedure

5.1	Shipper shall conform to the operating procedures set forth in GTN's Transportation General Terms and Conditions.

5.2
Nothing in Section 5.1 shall compel GTN to transport gas pursuant to Shipper's request on any given day. GTN shall have the right to interrupt or curtail the transport of gas for the account of Shipper pursuant to GTN's Transportation General Terms and Conditions applicable to Rate Schedule FTS-1.

VI
Rate(s), Rate Schedules,
and General Terms and Conditions of Service

6.1
Shipper shall pay GTN each month for services rendered pursuant to this Agreement in accordance with GTN's Rate Schedule FTS-1, or superseding rate schedule(s), on file with and subject to the jurisdiction of FERC. In the event GTN and Shipper agree on a Negotiated Rate, that rate, and any provisions governing such Negotiated Rate, shall be set forth in Exhibit B attached hereto.

6.2
Shipper shall compensate GTN each month for compressor station fuel, line loss and other unaccounted for gas associated with this transportation service provided herein in accordance with GTN's Rate Schedule FTS-l, or superseding rate schedule(s), on file with and subject to the jurisdiction of FERC.

6.3
This Agreement in all respects shall be and remains subject to the applicable provisions of Rate Schedule FTS-1, or superseding rate schedule(s) and of the applicable Transportation General Terms and Conditions of GTN's FERC Gas Tariff, Fourth Revised Volume No. 1-A on file with the FERC, all of which are by this reference made a part hereof.

6.4
GTN shall have the unilateral right from time to time to propose and file with FERC such changes in the rates and charges applicable to transportation services pursuant to this Agreement, the rate schedule(s) under which this service is hereunder provided, or any provisions of GTN's Transportation General Terms and Conditions applicable to such services. Shipper shall have the right to protest any such changes proposed by GTN and to exercise any other rights that Shipper may have with respect thereto.

VII
Miscellaneous

7.1	This Agreement shall be interpreted according to the laws of the State of California.

7.2
Shipper warrants that upstream and downstream transportation arrangements are in place, or will be in place as of the requested effective date of service, and that it has advised the upstream and downstream transporters of the receipt and delivery points under this Agreement and any quantity limitations for each point as specified on Exhibit(s) A attached hereto.

7.3
Shipper agrees to indemnify and hold GTN harmless for refusal to transport gas hereunder in the event any upstream or downstream transporter fails to receive or deliver gas as contemplated by this Agreement.

7.4
Unless herein provided to the contrary, any notice called for in this Agreement shall be in writing and shall be considered as having been given if delivered by registered mail or telex with all postage or charges prepaid, to either GTN or Shipper at the place designated below. Routine communications, including monthly statements and payment, shall be considered as duly delivered when received by ordinary mail. Unless changed, the addresses of the parties are as follows:

"GTN"                       GAS TRANSMISSION NORTHWEST CORPORATION
717 Texas Street, Suite 2400
Houston, Texas 77002-2761
Attention: Commercial Services

"Shipper"                       Northwest Natural Gas Company
220 NW Second Ave

Portland, Oregon, 97209

Attention: Randy Friedman

7.5	A waiver by either party of anyone or more defaults by the other hereunder shall not operate as a waiver of any future default or defaults, whether of a like or of a different character.

7.6	This Agreement may only be amended by an instrument in writing executed by both parties hereto.

7.7
Nothing in this Agreement shall be deemed to create any rights or obligations between the parties hereto after the expiration of the term set forth herein, except that termination of this Agreement shall not relieve either party of the obligation to correct any quantity imbalances or Shipper of the obligation to pay any amounts due hereunder to GTN.

7.8	This Agreement shall terminate upon the expiration of any transportation authority which is not superseded, for whatever reason, by permanent transportation authority.

7.9	Exhibit(s) A attached hereto is/are incorporated herein by reference and made a part hereof for all purposes.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first above written.

GAS TRANSMISSION NORTHWEST CORPORATION

By:
Name:                                                                         Joseph Pollard
Title:           Director, Commercial Services

By:
Name:                                                                         Dean Ferguson
Title:           President

NORTHWEST NATURAL GAS COMPANY

Contract electronically signed by Robert
By:           McAnally on Pacific Express.
Name:                                                                         Robert McAnally
Title:           Admin, Gas Acquisition

EXHIBIT A
TO THE FIRM TRANSPORTATION AGREEMENT
Dated: 16th day of February, 2011

Between
GAS TRANSMISSION NORTHWEST CORPORATION

and

NORTHWEST NATURAL GAS COMPANY

Receipt Point	Delivery Point	Maximum Daily Quantity (Delivered) MMBtu/d
Kingsgate	Stanfield	56000